Exhibit 10.3





                                 $40,000,000.00



                           LOAN AND SECURITY AGREEMENT


                            Dated as of April 7, 1997


                                     BETWEEN





                                 RDO RENTAL CO.



                                       AND



                     DEUTSCHE FINANCIAL SERVICES CORPORATION


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                           LOAN AND SECURITY AGREEMENT

BETWEEN:  DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("DFS")

AND:      RDO Rental Co., a Minnesota corporation ("Borrower").


EFFECTIVE DATE: April 10, 1997

      1.    RECITALS
            Borrower has requested that DFS provide Borrower with a revolving credit facility and and a credit facility for inventory acquisition purposes.

      2.    DEFINITIONS
            Terms defined in this Agreement shall have initial capital letters. Those terms are defined below, in this Section 2, and elsewhere in this Agreement. All financial and accounting terms used herein and not otherwise defined, shall be defined in accordance with GAAP.

      "AAA" shall have the meaning set forth in Section 14.2.

      "Accounts" shall have the meaning given to that term in the UCC, and, to the extent not included therein, shall also mean all accounts, leases, contract rights, chattel paper, general intangibles, choses in action and instruments, including any Lien or other security interest that secures or may secure any of the foregoing, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, now owned or hereafter acquired by Borrower, in each case arising only from Eligible Inventory.

      "Affiliates" shall mean: (i) any individual who is an officer or director of a Person; and (ii) any Person who directly or indirectly controls, is controlled by, or is under common control or ownership with, another Person. For the purposes of this definition, the term "control" shall mean the ownership of or the ability to direct or control 10% or more of the beneficial interest in the applicable entity.

      "Agreement" shall mean this Loan and Security Agreement, and any amendments hereto.

      "Borrowing Base" shall mean, as of any date of determination, an amount equal to: (a) the Existing Eligible Inventory Availability, plus (b) the Eligible Inventory Availability; plus (c) the invoice price of all Floorplan Inventory.

      "Borrowing Base Certificate" shall have the meaning set forth in Section 3.3(a).

      "Business" shall mean RDO Rental Co.

      "Business Day" shall mean any day other than Saturdays, Sundays, legal holidays designated by Federal law, and any other day on which DFS' office is closed.

      "Collateral" shall mean all items described in Section 6.1.

      "Credit Facility" shall have the meaning set forth in Section 3.1.

      "Credit Facility Fee" shall have the meaning set forth in Section 3.5.


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      "Daily Charge" shall have the meaning set forth in Section 3.5.

      "Daily Contract Balance" shall have the meaning set forth in Section 3.5.

      "Daily Rate" shall have the meaning set forth in Section 3.5.

      "Debt" shall have the meaning set forth in Section 9.3.

      "Default" shall have the meaning set forth in Section 10.

      "Default Interest Rate" shall have the meaning set forth in Section 3.8.

      "DFS Companies" shall have the meaning set forth in Section 14.1.

      "Disputes" shall have the meaning set forth in Section 14.1.

      "Effective Date" shall mean the date set forth in the heading on page 1 of this Agreement.

      "Electronic Transfers" shall have the meaning set forth in Section 3.5(b)(ii).

      "Eligible Inventory" means Borrower's Eligible New Inventory and Borrower's Eligible Used Inventory as defined below.

      "Eligible Inventory Availability" shall mean the aggregate of (i) the Value of the Existing Eligible Inventory, as set forth in Section 3.3(b), plus
(ii) the Eligible New Inventory Availability, as set forth in Section 3.3(c), plus (iii) the Eligible Used Inventory Availability, as set forth in Section 3.3(d).

      "Eligible New Inventory" shall mean Borrower's finished goods construction machinery Inventory less than seven (7) years old whose acquisition by Borrower was not financed by DFS, that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good, new and salable condition that conforms to the representations and warranties of
Section 8.26 of this Agreement, and which DFS deems, in its sole discretion, to be acceptable for financing.

      "Eligible Used Inventory" shall mean Borrower's finished goods construction machinery Inventory manufactured more than twelve (12) months prior to, or showing useage of one hundred (100) hours or more as of, the date of any Loan or advance by DFS against such Inventory, whose acquisition by Borrower was not financed by DFS, that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good, new and salable condition that conforms to the representations and warranties of
Section 8.26 of this Agreement, and which DFS deems, in its sole discretion, to be acceptable for financing.

      "Equipment" shall have the meaning as given to that term in the UCC, and, to the extent not included therein, shall also mean all equipment, machinery, trade fixtures, furnishings, furniture, supplies, materials, tools, machine tools, office equipment, appliances, apparatus, parts and all attachments, replacements, substitutions, accessions, additions and improvements to any of the foregoing.

      "Existing Elibible Inventory" shall mean Borrower's finished goods construction machinery Inventory on owned by Borrower as of the date of the Initial Advance, that is owned by Borrower free and clear of all Liens, security interests and


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encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good, new and salable condition that conforms to the representations and warranties of Section 8.26 of this Agreement, and which DFS deems, in its sole discretion, to be acceptable for financing.

      "Existing Eligible Inventory Availability" shall have the meaning given in
Section 3.3(b).

      "FAA" shall have the meaning set forth in Section 14.5.

      "Floorplan Inventory" shall mean Inventory the acquisition of which was financed by DFS for Borrower from vendors approved by DFS in DFS' sole discretion pursuant to Section 3.2.

      "Floorplan Inventory Loan" shall have the meaning set forth in Section
3.2.

      "GAAP" shall mean generally accepted accounting principles, consistently applied.

      "Indebtedness" shall mean any sum for borrowed money owed by Borrower to a Person and shall include any debt guaranteed by Borrower, any debt as to which the Borrower has granted or permitted to exist a Lien on any asset even if non-recourse, letter of credit reimbursement obligations, and capitalized lease obligations.

      "Indemnified Liabilities" shall have the meaning set forth in Section
12.1.

      "Indemnitees" shall have the meaning set forth in Section 12.1.

      "Initial Advance" shall have the meaning set forth in Section 3.3(b).

      "Intangibles" shall have the meaning set forth in Section 9.3.

      "Inventory" shall have the meaning given to that term in the UCC, and, to the extent not included therein, shall also mean all of Borrower's merchandise, materials, finished goods, work-in-process, component materials, packaging, shipping materials, parts and other tangible personal property, now owned or hereafter acquired and held for sale or which contribute to the finished products or the sale, promotion, storage and shipment thereof, whether located at facilities owned or leased by Borrower, or in the course of transport to or from facilities owned or leased by Borrower.

      "Landlord Lien Reserve" shall mean an amount equal to two (2) months aggregate rental payments to all of Borrower's landlords on all of Borrower's Collateral locations (as set forth in Exhibit 8.17 attached hereto).

      "Lien" shall mean any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of lessors under capitalized leases and the interest of a vendor under any conditional sale or other title retention agreement), reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any of Borrower's Collateral.

      "Loan" shall mean any advance made to or for the benefit of Borrower pursuant to this Agreement, including but not limited to any Floorplan Inventory Loan and any Revolving Credit Loan.


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

      "Loan Documents" shall mean all documents executed by Borrower pursuant to any financial accommodation between Borrower and DFS and all documents entered into in connection with the transaction herein contemplated. The term "Loan Documents" includes, but is not limited to, this Agreement, all financing statements, all pledges, mortgages, deeds of trust, leasehold mortgages, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents or writings executed under the terms of this Agreement or any amendments or modifications hereto.

      "Maximum Initial Advance" shall have the meaning given in Section 3.3(b).

      "Monthly Inventory Reports" shall have the meaning given in Section
3.11(b).

      "Monthly Schedule" shall have the meaning given in Section 3.11(c).

      "Obligations" shall mean all liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Borrower (and/or any of its Subsidiaries and Affiliates) to DFS, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured or unsecured, or whether arising under this Agreement, any other Loan Document or any other agreement now or hereafter executed by Borrower (or any of its Subsidiaries or Affiliates) and delivered to DFS. Obligations will include, without limitation, any third party claims against Borrower (or any of its Subsidiaries or Affiliates) satisfied or acquired by DFS. Obligations will also include all obligations of Borrower to pay to DFS: (a) any and all sums reasonably advanced by DFS to preserve or protect the Collateral or the value of the Collateral or to preserve, protect, or perfect DFS' security interests in the Collateral; (b) in the event of any proceeding to enforce the collection of the Obligations after a Default, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or expenses of any exercise by DFS of its rights, together with reasonable attorneys' fees, expenses of collection and court costs, as provided in the Loan Documents; and (c) any other indebtedness or liability of Borrower to DFS, whether direct or indirect, absolute or contingent, now or hereafter arising.

      "Other Reports" shall have the meaning set forth in Section 3.11(c).

      "Permitted Liens" shall mean: (a) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action and as to which adequate reserves shall have been set aside in conformity with GAAP and which are, in addition, satisfactory to DFS in its reasonable discretion; (b) Liens of mechanics, materialmen, landlords, warehousemen, carriers and similar Liens arising in the future in the ordinary course of business for sums not yet delinquent, or being contested in good faith if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to DFS in its reasonable discretion; (c) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, and similar items for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to DFS in its reasonable discretion; (d) lessor's Liens arising from operating leases entered into in the ordinary course of business; (e) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings, appropriate reserves have been established therefor in accordance with GAAP and which are, in addition, satisfactory to DFS in its reasonable discretion, and so long as execution is stayed and bonded on appeal on all judgments resulting from any such proceedings; and (f) Liens in favor of DFS granted hereunder.


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      "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, and a government or any department or agency thereof.

      "Prime Rate" shall mean a fluctuating interest rate per annum equal to the highest of the prime, base or reference rates of interest announced publicly from time to time (whether or not charged in each instance) by The Chase Manhattan Bank and Citibank, N.A. (or any successor thereof) as such bank's prime, base, or reference rate. Such Prime Rate in effect on the last Business Day of each calendar month will be the Prime Rate for the following calendar month. If any of the banks listed above discontinue the practice of announcing or publishing a prime, base or reference rate during the term of this Agreement, then DFS may, in its reasonable judgment, designate a comparable bank and/or publicly announced rate to be thereafter used as a basis for determining Prime Rate. Borrower acknowledges that any bank listed above may extend credit at rates of interest less than its announced prime, base or reference rate.

      "Rentals" shall have the meaning set forth in Section 9.2.18.

      "Subordinated Debt" shall have the meaning set forth in Section 9.3.

      "Subsidiaries" shall mean any corporation in which Borrower owns or controls greater than 50% of the voting securities, or any partnership or joint venture in which Borrower owns or controls greater than 50% of the aggregate equitable interest. The term "Subsidiary" means any one of the Subsidiaries. As of the Effective Date, Borrower has no Subsidiaries.

      "Tangible Net Worth" shall have the meaning set forth in Section 9.3.

      "Total Credit Limit" shall have the meaning set forth in Section 3.1.

      "Total Revolving Credit Credit Limit" shall have the meaning set forth in
Section 3.3.

      "UCC" shall mean the Uniform Commercial Code as in effect in the State of Arizona and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

      "Unmatured Default" shall mean any event which, but for the passage of time or notice, or both, would be a Default.

      "Value" means (a) with respect to Eligible New Inventory, the lesser of
(1) the cost to Borrower of Borrower's Eligible Inventory (exclusive of discounts, rebates, credits (including, without limitation price protection credits), incentive payments and all other general intangibles relating to such Eligible Inventory), as determined in accordance with GAAP, and (2) the Green Guide quick sale value for Eligible Inventory, and (b) with respect to Eligible Used Inventory, the Green Guide quick sale value.

      "Revolving Credit Loan" shall have the meaning set forth in Section 3.3.

      3.    CREDIT FACILITY

            3.1   Total Credit Facility.
            In consideration of Borrower's payment and performance of its Obligations and subject to the terms and conditions contained in this Agreement, DFS agrees to provide, and Borrower agrees to accept, an aggregate credit facility (the "Credit Facility") of up to Forty Million Dollars ($40,000,000.00) (the "Total


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

Credit Limit"). The Credit Facility shall be available in the form of Floorplan Inventory Loans and Revolving Credit Loans. No Loans need be made by DFS if Borrower is in Default or if there exists any Unmatured Default. This is an agreement regarding the extension of credit, and not the provision of goods or services.

            3.2   Floorplan Inventory Loans.
                  (a) Inventory Floorplan Loan Limit. Subject to the terms of this Agreement, DFS may provide Loans to Borrower for Floorplan Inventory and financing approvals for Floorplan Inventory in transit from the seller thereof (each advance being a "Floorplan Inventory Loan") up to an aggregate unpaid principal amount at any time not to exceed (i) Forty Million Dollars ($40,000,000.00) less (ii) outstanding Revolving Credit Loans ("Inventory Floorplan Loan Limit"). DFS may, however, at any time and without notice to Borrower, elect not to finance any Inventory sold by particular vendors who are in default of their obligations to DFS. DFS may at any time suspend or terminate the relationship or approval of any vendor. DFS will use reasonable efforts to attempt to give Borrower prior notice of such suspension or termination.

                  (b) Payment Terms. Borrower will immediately pay DFS the principal indebtedness owed DFS on each item of Inventory financed by DFS on the earliest occurrence of any of the following events: (a) when such Floorplan Inventory is lost, stolen or damaged to the extent that such loss, theft or damage is not adequately insured under an insurance policy which names DFS as loss payee; (b) when such Floorplan Inventory is sold, transferred, leased, otherwise disposed of or matured; (c) when otherwise required under the terms of any financing program agreed to in writing by the parties. If Borrower from time to time is required to make immediate payment to DFS of any past due obligation discovered during any Inventory review, or at any other time, Borrower agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program. Any third party discount, rebate, bonus or credit granted to Borrower for any Inventory will not reduce the debt Borrower owes DFS until DFS has received payment therefor in cash. Borrower will: (1) pay DFS even if any Inventory is defective or fails to conform to any warranties extended by any third party; (2) not assert against DFS any claim or defense Borrower has against any third party; and (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the Inventory relating to the condition of, or any representations regarding, any of the Inventory. Borrower waives all rights of offset and counterclaims Borrower may have against DFS.

            3.3   Revolving Credit Loans.
                  (a) Total Revolving Credit Limit. Subject to the terms of this Agreement, DFS agrees, for so long as no Default exists, to provide to Borrower, and Borrower agrees to accept, financing (each advance being a "Revolving Credit Loan") on the Initial Advance, Eligible New Inventory and Eligible Used Inventory in the maximum aggregate unpaid principal amount at any time equal to the lesser of (i) the Borrowing Base and (ii) Forty Million Dollars ($40,000,000.00) less the Landlord Lien Reserve ("Total Revolving Credit Limit"). A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, as provided in Section 5.1 hereof.

                  (b) Initial Advance. DFS agrees to lend to Borrower an amount not to exceed the lesser of (i) the Value of Existing Eligible Inventory ("Existing Eligible Inventory Availability"), and (ii) the Total Revolving Credit Limit (the "Maximum Initial Advance"). The actual amount of such advance is referred to herein as the "Initial Advance". The Eligible New Inventory and Eligible Used Inventory which supports the Initial Advance will be depreciated for the purposes of determining Value on an eighty-four (84) month term.

                  (c) Eligible New Inventory. On receipt of each Borrowing Base Certificate, DFS will credit Borrower with the lesser of (1) one hundred percent


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(100%) of the Value of Borrower's cost of Eligible New Inventory, net of accumulated straight-line depreciation based on a sixty (60) month depreciation schedule, and (2) the Total Revolving Credit Limit (such lesser amount being called the "Eligible New Inventory Availability").

                  (d) Eligible Used Inventory. On receipt of each Borrowing Base Certificate, DFS will credit Borrower with the lesser of (1) one hundred percent (100%) of the Value of Borrower's Eligible Used Inventory, and (2) Ten Million Dollars ($10,000,000) (such lesser amount being called the "Eligible Used Inventory Availability"); provided, however, the age of the Inventory plus the length of depreciation shall not exceed one hundred twenty (120) months.

            3.4   Mandatory Prepayment.
                  If at any time and for any reason the aggregate amount of outstanding Loans exceeds the Borrowing Base, Borrower will, immediately upon demand, repay an amount of the Loans made to it by DFS hereunder equal to such excess. In addition, Borrower shall immediately pay DFS whatever sums may be necessary from time to time to remain in compliance with the Total Credit Limit and the Total Revolving Credit Credit Limit, as such limits may change from time to time, including, without limitation, as a result of any Collateral no longer being deemed an Eligible Account or Eligible Inventory, or as a result of any change in the Value of any Eligible Inventory, or in the amount of any Eligible Account.

            3.5   Interest; Calculation of Charges; Fees.

                  (a) Floorplan and Revolving Credit Loans.

                        (i) Interest; Calculation. Borrower will pay DFS finance charges on the Daily Contract Balance (as defined below) at a rate that is one-half percentage points (.50%) per annum lower than the Prime Rate. The finance charges attributable to such rate will: (i) be computed based on a 360 day year; (ii) be calculated with respect to each day by multiplying the Daily Rate (as defined below) by the Daily Contract Balance; and (iii) accrue from the date DFS initiates any Electronic Transfer (as defined in Section 3.5(b)(ii) below) or otherwise advances a Revolving Credit Loan to or for the benefit of Borrower, until DFS receives full payment of the principal debt Borrower owes DFS in good funds in accordance with DFS' payment recognition policy and DFS applies such payment to Borrower's principal debt in accordance with the terms of this Agreement.

                        (ii) Method of Transfer. Revolving Credit Loans will be made by DFS, at Borrower's direction, by paper check, electronic transfer by Automated Clearing House ("ACH"), Fed Wire Funds Transfer ("Fed Wire") or such other electronic means as DFS may announce from time to time (ACH, Fed Wire and such other electronic transfer are collectively referred to as "Electronic Transfers"). If Borrower does not request a Revolving Credit Loan be made in a specific method of transfer, DFS may determine from time to time in its sole discretion what method of transfer to use.

                  (b) Definitions. The "Daily Rate" is the quotient of the applicable annual rate provided herein divided by 360. The "Daily Contract Balance" is the amount of outstanding principal debt which Borrower owes DFS on all Loans at the end of each day (including the amount of all Electronic Transfers) after DFS has credited payments which it has received on the Loans.

                  (c) Fees.

                        (i) Certain Charges. Borrower will (A) reimburse DFS for all charges made by banks, including charges for collection of checks and other items of payment and (B) pay DFS all fees and charges in effect from time to time for transfers of funds to or from the Borrower. DFS may, from time to time, announce


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

in a newsletter or correspondence to Borrower such fees and charges for transfers of funds to or from Dealer, including the issuance of Electronic Transfers.

                        (ii) Credit Facility Fee. Borrower agrees to pay DFS an annual credit facility fee, payable in advance, on the execution of this Agreement, and on each anniversary thereof through the term of this Agreement, in an amount equal to Ten Thousand Dollars ($10,000.00)(the "Credit Facility Fee"). Once received by DFS, no Credit Facility Fee shall be refundable by DFS for any reason.

            3.6   Billing Statement.
                  DFS will send Borrower a monthly billing statement identifying all charges due on Borrower's account with DFS. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, absent manifest error. DFS may adjust the billing statement at any time to conform to applicable law and this Agreement.

            3.7   Loan Proceeds.
                  The parties intend that all indebtedness incurred hereunder shall be governed exclusively by the terms of this Agreement and the other Loan Documents, and shall not, unless requested by DFS, be evidenced by notes or other evidences of indebtedness. Upon any such request, Borrower will immediately execute and deliver any such note or other evidence reasonably requested by DFS. Any fees, charges or expenses charged to DFS by any bank for payments made by DFS at Borrower's request shall be immediately payable by Borrower. All advances and other obligations of Borrower made hereunder will constitute a single obligation.

            3.8   Default Interest Rate.
                  If a Default occurs, and unless and until cured, DFS may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan by three percentage points (3%) above the rate of interest otherwise applicable (the "Default Interest Rate"), whether or not DFS elects to accelerate the unpaid principal balances as a result of a Default. DFS will notify Borrower thirty (30) days before imposing the Default Interest Rate permitted by this Section.

            3.9   Interest Rate After Certain Events.
                  If a judgment is entered against Borrower for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the judgment rate as permitted under applicable law as of the date of entry of the judgment. All Obligations of Borrower described in clauses
(a) and (b) of the definition thereof shall bear interest at the Default Interest Rate.

            3.10  Rental Contracts.
                  Borrower may rent the Inventory financed by DFS or against which DFS has advanced funds pursuant to the terms of Borrower's rental contracts ("Rental Contracts"). All of Borrower's Rental Contracts, agreements, and rental transactions will be in a form satisfactory to DFS and will be in accordance with all applicable Federal, State and local laws. Borrower will indemnify DFS against any loss or damage which DFS suffers, whether direct or indirect, resulting in any way from the Rental Contracts, agreements, or rental transactions which fail to comply with such laws. All Rental Contracts will be transferable to DFS. Borrower will indemnify DFS against any claims by its customers regarding Borrower's obligations under the Rental Contracts. Borrower will immediately, upon DFS' request, deliver to DFS all Rental Contracts and all related documents. This assignment is a transfer for security only, and, until DFS has foreclosed its interest in the Rental Contracts, will not be deemed to delegate any of Borrower's duties under the Rental Contracts to DFS, nor is it intended to alter or impair performance by either party to the Rental Contracts. DFS may, from time to time, verify the accuracy of the Rental Contracts, and Borrower will immediately, upon


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

DFS' request, provide DFS with the following information regarding Rental Contracts which are in effect on the date of such request: (a) the name, address and telephone number of each customer who has executed a Rental Contract; (b) the location of the Inventory; (c) the date of each Rental Contract; (d) the date when the Inventory is to be returned under each Rental Contract; and, (e) any other information which DFS may reasonably request. If the rental period under the Rental Contract is ninety (90) days or longer, Borrower will stamp the original of such Rental Contract with the following legend:

            'FOR VALUE RECEIVED, THIS AGREEMENT HAS BEEN ASSIGNED TO DEUTSCHE FINANCIAL SERVICES CORPORATION AND THERE ARE NO DEFENSES AGAINST THE ASSIGNEE.'

Other than to DFS, Borrower will not assign, sell, pledge, convey or by any other means transfer any Rental Contracts or chattel paper associated with the DFS Collateral, without DFS' prior written consent. Borrower will not enter into any Rental Contracts for Inventory financed by DFS or against which DFS has advanced funds pursuant to which: (i) the original term of the Rental Contract is greater than three hundred sixty (360) days; (ii) the original term of the Rental Contract is equal to or greater than the remaining economic life of such Inventory; (iii) the customer is bound to renew the Rental Contract for the economic life of such Inventory or is bound to become the owner of such Inventory; or, (iv) the customer has an option to renew the Rental Contract for the remaining economic life of such Inventory, or to become the owner of such Inventory, for nominal consideration, or for consideration which is less than the unpaid balance owed to DFS for such Inventory. If any such Rental Contracts are issued, Borrower will take any action which DFS may reasonably require to perfect and/or protect DFS' security interest in such Rental Contracts and/or the Inventory subject thereto.

            3.11  Reports.
                  (a) Monthly Inventory Report. In addition to Borrower's other obligations set forth in this Agreement, Borrower agrees to provide to DFS by the 10th business day of each month, as of the last day of the immediately prior month a listing of all Inventory then owned by Borrowerin which DFS has a security interest.

                  (b) Monthly Schedule. In addition to Borrower's other obligations set forth in this Agreement, Borrower agrees to provide to DFS by the 10th business day of each month, as of the last day of the immediately prior month an Inventory Schedule (including serial number, year of manufacture, make, model, Borrower's acquisition date, whether New Inventory or Used Inventory, acquistion cost, accumulated depreciation to date, monthly depreciation, depreciation terms, and such other information as DFS may request) ("Monthly Schedule"). If any payment is required under Section 3.4 hereof (Mandatory Prepayment), such payment will be forwarded to DFS with the Monthly Schedule.

                  (c) Other Reports. In addition to Borrower's other obligations set forth in this Agreement, Borrower agrees to provide DFS within ten (10) Business Days after each request by DFS any other report or information requested by DFS (the "Other Reports").

                  (d) Accuracy of Reports. The Monthly Inventory Reports, the Monthly Schedule and the Other Reports will be true and correct in all respects. Borrower acknowledges DFS' reliance on the truthfulness and accuracy of each Monthly Report, Monthly Schedule and the Other Reports.

            3.12  Establishment of Reserves.
                  Notwithstanding the foregoing provisions of Section 3.3, DFS shall have the right to establish reserves in such amounts, and with respect to such matters, as DFS shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under Section 3.3, including, without limitation, with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (b) shrinkage, spoilage and obsolescence of Inventory; (c) slow moving Inventory;
(d) other sums chargeable against Borrower as Revolving Credit Loans under any section of this Agreement; and (e) such other matters, events, conditions or contingencies as to which DFS, in its credit judgment determines reserves should be established from time to time hereunder.

            3.13  Advancements
                  If Borrower fails to (a) perform any of the affirmative covenants contained herein, (b) protect or preserve the Collateral or (c) protect or preserve the status and priority of the Liens and security interest of DFS in the Collateral, DFS may make advances to perform those obligations. DFS will give Borrower fifteen (15) days notice prior to making such advancement. All sums so advanced will be due and payable upon demand and will immediately upon advancement become secured by the security interests created by this Agreement and will be subject to the terms and provisions of this Agreement and all of the Loan Documents. DFS may add all sums so advanced, plus any expenses or costs incurred by DFS, including reasonable attorney's fees, as outstanding Loans as DFS may designate in its sole discretion. The provisions of this Section will not be construed to prevent the institution of rights and remedies of DFS upon the occurrence of a Default. Any provisions in this Agreement to the contrary notwithstanding, the authorizations contained in this Section will impose no duty or obligation on DFS to perform any action or make any advancement on behalf of Borrower and are for the sole benefit and protection of DFS.

      4.    TERM OF AGREEMENT

            4.1   Termination.
                  Borrower or DFS may terminate this Agreement at any time upon at least ninety (90) days written notice to the other party. Termination will not entitle Borrower to a refund of any fee. Any such written notice of termination delivered by Borrower to DFS shall be irrevocable. It is understood that Borrower may elect to terminate this Agreement in its entirety only, no section or lending facility may be terminated singly.

            4.2   Effect of Termination.
                  Any termination of this Agreement by Borrower or DFS will have the effect of accelerating the maturity of all Obligations not then otherwise due. Borrower will not be relieved from any Obligations to DFS arising out of DFS' advances or commitments made before the effective termination date of this Agreement. DFS will retain all of its rights, interests and remedies hereunder until Borrower has paid all of Borrower's Obligations to DFS. All waivers set forth within this Agreement will survive any termination of this Agreement.

      5.    BORROWING AND REPAYMENT PROCEDURES

            5.1.  Borrowing Procedures.

                  (a) Generally. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give DFS written notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving

Credit Loan on the due date in the amount then so due.

For purposes of subpart (i) above, Borrower agrees that DFS may rely and act upon any request for a Revolving Credit Loan from any individual who DFS, absent gross negligence or willful misconduct, believes to be a representative of Borrower.

                  (b) Conditions Precedent to Each Revolving Credit Loan. Without limiting the applicability of the conditions precedent set forth in
Section 7 below to DFS' obligation to make any Revolving Credit Loan, the obligation of DFS to make any Revolving Credit Loan shall be subject to the further conditions precedent that, on the date of each such Revolving Credit
Loan:

                  (i) The following statements shall be true: (A) the representations and warranties contained in Section 8 hereof are correct on and as of the date of such Revolving Credit Loan as though made on and as of such date, and (B) there exists no Default or Unmatured Default, nor would any Default or any Unmatured Default result from the making of the Revolving Credit Loan requested by Borrower;

                  (ii) Borrower shall have signed and sent to DFS, if DFS so requests, a request for advance, setting forth in writing the amount of the Revolving Credit Loan requested; provided, however, that the foregoing condition precedent shall not prevent DFS, if it so elects, in its sole discretion, from making a Revolving Credit Loan pursuant to Borrower's non-written request therefor;

                  (iii) DFS shall have received a completed Borrowing Base Certificate, signed by the Borrower, and dated not more than thirty (30) days prior to the date of Borrower's request for such Revolving Credit Loan; and

                  (iv) DFS shall have received such other approvals, opinions or documents as it may reasonably request.

Borrower agrees that the making of a request by Borrower for a Revolving Credit Loan, shall constitute a certification by Borrower and the Person(s) executing or giving the same that all representations and warranties of Borrower herein are true as of the date thereof and that all required conditions to the making of the Revolving Credit Loan have been met.

            5.2   All Loans One Obligation.
                  All Obligations of Borrower to DFS under this Agreement and all other agreements between Borrower and DFS shall constitute one obligation to DFS secured by the security interest granted in this Agreement, and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower. All of the rights of DFS set forth in this Agreement shall apply to any modification of or supplement to this Agreement, or Exhibits hereto, unless otherwise agreed in writing.

            5.3   Payments of Principal and Interest.
                  All payments and amounts due hereunder by Borrower shall be made or be payable without set-off or counterclaim and shall be made to DFS on the date due at its office(s) responsible for Borrower's account, or at such other place which DFS may designate to Borrower in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees.

            5.4   Collection Days.
                  All payments and all amounts received hereunder will be credited by DFS to Borrower's account three (3) days after funds have been deposited into DFS' general operating account.

      6.    SECURITY FOR THE OBLIGATIONS

            6.1   Grant of Security Interest.
                  To secure payment of all of Borrower's current and future Obligations and to secure Borrower's performance of all of the provisions under this Agreement, Borrower grants DFS a security interest in all of Borrower's:
(1) new and used inventory and equipment which is financed by DFS for, or against which DFS has advanced monies to, Borrower, whether now owned or hereafter acquired and whether or not transferred to Borrower from another company; and (2) all accounts, contract rights, chattel paper, security agreements, deposit accounts, reserves, documents, general intangibles and instruments arising from all such inventory and equipment, and all judgments, claims, insurance policies and payments owed or made to Borrower thereon; and
(3) all attachments, accessories, accessions, substitutions and replacements to such inventory and equipment; and (4) all proceeds of all of the foregoing. All such assets are collectively referred to herein as the "Collateral." All such terms for which meanings are provided in the Uniform Commercial Code are used herein with such meanings. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Borrower for DFS, with such proceeds being payable in accordance with this Agreement. Borrower covenants with DFS that DFS may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder.

            6.2   Future Advances.
                  DFS' security interests shall secure all current and all future advances to Borrower made by DFS under the Loan Documents.

            6.3   Financing Statements.
                  Borrower shall execute and deliver to DFS for the benefit of DFS such financing statements, certificates of title and original documents as may be required by DFS with respect to DFS' security interests.

            6.4   Guaranties.
                  Borrower shall cause any and all Subsidiaries, whether now existing or hereafter acquired, to execute and deliver collateralized guaranties of the Obligations secured by a first priority, perfected security interest in the assets described therein.

            6.5   Further Assurances.
                  Borrower will execute and deliver to DFS, at such time or times as DFS may request, all financing statements, security agreements, assignments, certificates, affidavits, reports, schedules, and other documents and instruments that DFS may deem necessary to perfect and maintain perfected DFS' security interests in the Collateral and to fully consummate the transactions contemplated under all Loan Documents. All filing, recording or registration fees shall be payable by Borrower.

      7.    CONDITIONS PRECEDENT

      All duties and obligations of DFS under the Loan Documents on the Effective Date, and at all times during the term of this Agreement, are specifically subject to the full and continued satisfaction by Borrower of the conditions precedent set forth below.

            7.1   Conditions Precedent.
                  The following conditions must be satisfied as of the Effective
Date:

      (a) DFS' Counsel. DFS' counsel must approve of all matters pertaining to
      (i) title to the Collateral; (ii) the form, substance and due execution of all Loan Documents; (iii) Borrower's organizational documents; and (iv) all other legal matters, including the application of any laws relating to usury.

      (b) Material Change. There must not have been any material adverse change, between April 1, 1997 and the Effective Date, in the condition of Borrower, the condition of the Business, the value and condition of the Collateral, the structure of Borrower other than as contemplated herein, or in the financial information, audits and the like obtained by DFS.

      (c) Perfected Liens. DFS shall have a perfected first priority Lien and security interest in the Collateral, subject only to the Permitted Liens.

      (d) Insurance. Borrower shall provide DFS with certificates of insurance evidencing that Borrower has obtained the insurance as required in Section 9.1.2.

      (e) Laws. Borrower and its Subsidiaries shall be in compliance with all applicable laws and governmental regulations, including, but not limited to, all Environmental Laws, the failure to comply with which would have a material adverse effect on Borrower, its Subsidiaries or the Business.

      (f) Certificate of Good Standing. A certificate of good standing for Borrower (or other similar certificate) must be delivered to DFS, from the appropriate governmental authority of Borrower's state of incorporation and other jurisdictions in which Borrower does business, dated not earlier than 30 days prior to the Effective Date.

      (g) Opinion of Borrower's Counsel. DFS must receive a written opinion from counsel for Borrower, dated the Effective Date, and addressed to and for the benefit of DFS, in form and substance satisfactory to DFS.

      (h) UCC Searches. DFS must receive a certificate from a provider of financing statement searches acceptable to DFS which identifies all financing statements of public record not more than 5 days before the Effective Date, that pertain to the Collateral.

      (i) Other Documents. Such other documents, certificates, submissions, insurance policies and other matters as reasonably requested by DFS relating to the transaction herein contemplated.

      (j) President's Certificate. In the form attached hereto as Exhibit 7.1(j) compliance with all of the terms and conditions in the Loan Documents.

      (k) Articles of Incorporation. A certified copy of the Articles of Incorporation, By-Laws and the resolutions of the directors of Borrower authorizing the transactions contemplated by this Agreement.

      (l) Secretary's Certificate of Resolution and Incumbency. In the form attached hereto as Exhibit 7.1(l).

      (m) Pre-closing Reviews. DFS must complete reviews with satisfactory results of Borrower's Inventory and Accounts. All costs and expenses for such pre-closing reviews will be included within the pre-closing expenses.

      (n) Payoff Letter. A lien release and payoff letter executed by any and all lienholders on any of the Collateral, other than with respect to the Permitted Liens.

      8.    REPRESENTATIONS AND WARRANTIES

            To induce DFS to enter into this Agreement, Borrower makes the representations and warranties set forth below, all of which will remain true in all material respects during the term of this Agreement. Borrower acknowledges DFS' justifiable right to rely upon the representations and warranties set forth below.

            8.1   Financial Statements.
                  Borrower warrants and represents to DFS that all financial statements and information relating to Borrower or any Guarantor which have been or may hereafter be delivered by Borrower or any Guarantor are true and correct and have been and will be prepared in accordance with GAAP and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Borrower or any Guarantor since the submission to DFS, either as of the date of delivery, or, if different, the date specified therein, and Borrower acknowledges DFS' reliance thereon.

            8.2   Non-Existence of Defaults.
                  Neither Borrower nor any of its Subsidiaries is in default with respect to any material amount of its existing Indebtedness. The making and performance of this Agreement and all other Loan Documents, will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of the bylaws or any other corporate document of Borrower; (b) violate any laws to the best of Borrower's knowledge after diligent inquiry; (c) result in a material default under any contract, agreement, or instrument to which Borrower is a party or by which Borrower or its properties are bound; or (d) result in the creation or imposition of any security interest in, or Lien or encumbrance upon, any of the Collateral except the Permitted Liens.

            8.3   Litigation.
                  Set forth on Exhibit 8.3 is a list of all actions, suits, investigations or proceedings pending or, in the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as of the date hereof in which there is a reasonable probability of an adverse decision which would materially and adversely affect Borrower, the Business, or the Collateral.

            8.4   Material Adverse Changes.
                  Borrower does not know of or expect any material adverse change in the Business, or in Borrower's or any of the Subsidiaries' assets, liabilities, properties, or condition, financial or otherwise, including changes in Borrower's financial condition prior to and inclusive offrom the earlier of
(a) the latest proposal or terms sheet or (b) DFS' last audit prior to the Effective Date.

            8.5   Title to Collateral.
                  Except as set forth on Exhibit 8.5, Borrower has good and marketable title to all of the Collateral, free and clear of any and all Liens, claims and encumbrances, other than the Permitted Liens.

            8.6   Corporate Status.
                  Borrower and each of the Subsidiaries is a corporation duly organized and validly existing, in good standing, with perpetual corporate existence, under the laws of their respective jurisdictions of formation. Borrower and its Subsidiaries have the corporate power and authority to own their properties and to transact the Business in which they are engaged and presently propose to engage. Borrower and each Subsidiary is duly qualified as a foreign corporation and in good standing in all states where the nature of their Business or the ownership or use of their property requires such qualification, and where failure to so qualify would have a material adverse effect on its Business, operations or financial condition.

            8.7   Subsidiaries.
                  Borrower has no subsidiaries.

            8.8   Power and Authority.
                  Borrower has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of the Loan Documents. Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all other Loan Documents and the borrowing thereunder.

            8.9   Place of Business.
                  Borrower's chief executive office and the principal place of business is located at 681 Justin Drive Cottonwood, AZ 86326. Borrower's records concerning the Collateral are kept at such chief executive office, or will be kept at such other place that Borrower informs DFS of not less than 30 days in advance of relocation.

            8.10  Enforceability of the Loan Documents.
                  The Loan Documents executed by Borrower are the valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

            8.11  Taxes.
                  Borrower's federal tax identification number is 86-0848959. Borrower has: (a) filed all federal, state and local tax returns and other reports that it is required by law to file, (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable, the failure of which to pay would have a material adverse effect on the Business, except those contested in good faith and in accordance with accepted procedures, and for which adequate reserves have been established in accordance with GAAP, and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges.

            8.12  Compliance with Laws.
                  Borrower, to the best of its knowledge after diligent inquiry, has complied, and shall cause each Subsidiary to comply, in all material respects with all applicable laws, including any Environmental Laws and any zoning laws, the failure to comply with which would have a material adverse effect on Borrower individually, or Borrower and its Subsidiaries on a consolidated basis.

            8.13  Consents.
                  Borrower and the Subsidiaries have obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Borrower and the Subsidiaries in connection with the Business or the execution and delivery of this Agreement and the other Loan Documents the failure of which to obtain or effect would have a material adverse effect on Borrower individually, or on Borrower and its Subsidiaries on a consolidated basis.

            8.14  Purpose.
                  Borrower will use the advances which DFS makes under the Credit Facility solely for lawful purposes and as described in Section 3 hereof.

            8.15  Condition of the Business.
                  All material assets used in the conduct of the Business are in good operating condition and repair and are fully usable in the ordinary course thereof, reasonable wear and tear excepted.

            8.16  Capital.
                  All issued shares and all outstanding shares in the Subsidiaries as reflected in Borrower's financial statements are validly issued pursuant to proper authorization of the board of directors of such Subsidiary, and are fully paid, and non-assessable. There are no outstanding subscriptions, warrants, options, calls or commitments, obligations or securities convertible or exchangeable for shares of any stock of Borrower or the Subsidiaries. Borrower shall give DFS thirty days (30) prior written notice before entering any agreement to register its equity or debt securities under the Securities Act of 1933, as amended, or any state securities law. All Borrower's issued shares and outstanding capital stock are fully paid and non-assessable, and each such Person's capital structure is as set forth on Exhibit 8.16.

            8.17  Location of Collateral.
                  Exhibit 8.17 describes the locations where any of the Collateral is located or stored as of the date hereof.

            8.18  Real Property.
                  Borrower does not own or lease any real property, except as set forth on Exhibit 8.18 attached hereto.

            8.19  Solvency.
                  The Borrower now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and Borrower now owns property having a value, greater than the amount required to pay Borrower's debts.

            8.20  Business Locations; Agent for Process.
                  Since incorporation, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown Exhibit 8.17.

            8.21  Warranties and Representations-Inventory.
                  For each item of Inventory listed by Borrower on any Borrowing Base Certificate, Borrower covenants, warrants and represents to DFS that at all times: (a) Inventory not on rent will be kept only at the locations indicated on
Exhibit 8.17; (b) Borrower now keeps and will keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and the selling price thereof, the daily withdrawals therefrom and the additions thereto; (c) Inventory is not and will not be stored with a bailee, repairman, warehouseman or similar party without DFS' prior written consent, and Borrower will, concurrently with delivery to such party, cause any such party to issue and deliver to DFS, in form acceptable to DFS, warehouse receipts, in DFS' name evidencing the storage of such Inventory, and waivers of warehouseman's liens in favor of DFS; (d) Borrower will pay all taxes, rents, business taxes, and the like on the premises where the Inventory is located; and (e) Borrower will not lend, pledge, consign, transfer or secrete any of the Inventory or use any of the Inventory for any purpose other than exhibition and sale to buyers in the ordinary course of business, without DFS' prior written consent.

            8.22  Reaffirmation.
                  Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (a) an automatic representation and warranty by Borrower to DFS that there does not then exist any Default or any Unmatured Default, and (b) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

            8.23  Survival of Representations and Warranties.
                  Borrower covenants, warrants and represents to DFS that all representations and warranties of Borrower contained in this Agreement shall be true at the time of Borrower's execution of this Agreement, and shall survive the execution, delivery and acceptance thereof by DFS and the parties thereto and the closing of the transactions described therein or related thereto.

      9.    BORROWER'S COVENANTS

            9.1   Affirmative Covenants.
                  During the term of this Agreement and thereafter for so long as any Obligations are outstanding and unpaid, Borrower covenants that unless otherwise consented to by DFS in writing, it shall perform all the acts and promises required by this Agreement and all the acts and promises set forth below.

                  9.1.1 Payment and Performance. Borrower will pay and perform all Obligations in full when and as due hereunder.

                  9.1.2 Insurance.

                        (a) Type of Insurance. Borrower will at all times cause the Business and the Collateral to be insured by insurers of reasonable financial soundness and having an
                        A. M. Best rating of A or better, with such policies, against such risks and in such amounts as are appropriate for reasonably prudent businesses in Borrower's industry and of Borrower's size and financial strength.

                        (b) Requirements as to Insurance Policies. The policies of insurance which Borrower is required to carry shall comply with the requirements listed below:

                        (i) Each such policy shall provide that it may not be canceled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to DFS;

                        (ii) Each liability and hazard insurance policy shall name DFS as an additional insured; and

                        (iii) Each property insurance policy required hereunder shall contain a standard lender's loss payable clause in favor of DFS. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to DFS providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Borrower which might otherwise result in forfeiture of such insurance;

                        (c) Collection of Claims. Borrower will promptly advise DFS of any insured casualty and Borrower agrees that DFS may direct all insurance proceeds therefrom to be paid directly to DFS to the extent that such loss is not adequately insured under an insurance policy which names DFS as a loss payee, and hereby appoints DFS its attorney-in-fact for such purpose.

                        (d) Blanket Policies. Any insurance required hereunder may be supplied by means of a blanket or umbrella insurance policy.

                        (e) Delivery of Policies or Certificates of Insurance. Borrower shall deliver to DFS certificates of insurance issued by insurers to evidence that the insurance maintained by Borrower complies with the requirements hereunder.

                  9.1.3 Sale of Inventory. Borrower will sell its Inventory only in the ordinary course of business, unless written permission to the contrary is obtained from DFS.

                  9.1.4 Notice of Litigation and Proceedings. Borrower will give prompt notice to DFS of: (a) any litigation or proceeding (including fines and penalties of any public authority) in which it, or any of the Subsidiaries is a party in which there is a reasonable probability of an adverse decision which would require it or any of the Subsidiaries to pay money or deliver assets, whether or not the claim is considered to be covered by insurance; (b) any class action litigation against it, regardless of size; and (c) the institution of any other suit or proceeding that might materially and adversely affect its or any of its Subsidiary's operations, financial condition, property or the Business.

                  9.1.5 Payment of Indebtedness to Third Persons. Borrower will, and will cause each Subsidiary to, pay, when due, all Indebtedness and any other liability due third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor satisfactory to DFS in accordance with GAAP being set aside by Borrower or such Subsidiary. DFS will use reasonable efforts to attempt to give Borrower notice before DFS requires Borrower to set aside additional reserves.

                  9.1.6 Notice of Change of Business Location. Borrower will notify DFS 30 days in advance of: (a) any change in or discontinuation of the location of the Collateral, Borrower's principal place of business, or any of the Subsidiaries' existing offices or places of business, (b) the establishment of any new places of business relating to the Business, and (c) any change in or addition to the locations where Borrower's Inventory or records are kept.

                  9.1.7 Payment of Taxes. Borrower will, and will cause each Subsidiary to, pay or cause to be paid, when and as due, all taxes, assessments and charges or levies imposed upon it or on any of its property or that it is required to withhold and pay over to the taxing authority or that it must pay on its income, the failure of which to pay would have a material adverse effect on Borrower individually, or on Borrower and the Subsidiaries on a consolidated basis, except where contested in good faith by appropriate proceedings with adequate reserves therefor satisfactory to DFS, in accordance with GAAP, having been set aside by Borrower or such Subsidiary. DFS will use reasonable efforts to attempt to give Borrower notice before DFS requires additional reserves. However, Borrower will and will cause each Subsidiary to, pay or cause to be paid all such taxes, assessments, charges or levies immediately whenever foreclosure of any Lien that attaches on the Collateral appears imminent.

                  9.1.8 Further Assurances. Borrower agrees to, and will cause each Subsidiary to, execute such other and further documents, including, without limitation, deeds of trust, promissory notes, security agreements, financing statements, continuation statements, certificates of title, and the like as may from time to time in the reasonable opinion of DFS be necessary to perfect, confirm, establish, re-establish, continue, or complete the security interests, collateral assignments and Liens in the Collateral, and the purposes and intentions of this Agreement.

                  9.1.9 Maintenance of Status. Borrower will take all necessary steps to (a) preserve its, and each Subsidiary's, existence as a corporation,
(b)
preserve Borrower's and the Subsidiaries' franchises and permits, and (c) comply with all present and future material agreements to which Borrower, or any of the Subsidiaries, is subject, and (d) maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary or in which the failure to be so qualified might have a material adverse effect on the financial condition or properties of Borrower or the Business. Borrower will not change the nature of the Business during the term of this Agreement.

                  9.1.10 Financial Statements; Reporting Requirements; Certification as to Events of Defaults. During the term of this Agreement, Borrower will furnish two copies of the following to DFS:

                  (a) within 90 days after the end of each fiscal year, annual financial statements for Borrower and its Subsidiaries as of the end of such fiscal year, consisting of a consolidated and consolidating balance sheet, consolidated and consolidating statement of operations, consolidated and consolidating statements of cash flows and consolidated and consolidating statement of stockholder's equity, in comparative form, together with a narrative description of the financial condition and results of operations and the liquidity and capital resources of Borrower and setting forth in comparative form the corresponding figures for the corresponding period of the prior fiscal year and the corresponding figures from the most recent financial projections of Borrower, discussing the reasons for any significant variations. The statements and balance sheet will be audited by an independent firm of certified public accountants selected by Borrower and acceptable to DFS, and certified by that firm of certified public accountants to have been prepared in accordance with GAAP. The certified public accountants will render an unqualified opinion as to such statements and balance sheets. DFS will have the absolute and irrevocable right, from time to time, to discuss the affairs of Borrower directly with the independent certified public accountant after prior notice to Borrower and the reasonable opportunity of Borrower to be present at any such discussions;

                  (b) by the 30th day of each month, financial statements for Borrower and its Subsidiaries as of the end of the immediately preceding month, consisting of consolidated and consolidating balance sheet and statement of operations prepared by Borrower;

                  (c) by the 45th day of each quarter, a certificate of the President, or Chief Financial Officer, in the form of Exhibit 9.1.10(c) attached hereto, of Borrower stating that such Person has reviewed the provisions of the Loan Documents and that a review of the activities of Borrower during such quarter has been made by or under such Person's supervision with a view to determining whether Borrower has observed and performed all of Borrower's obligations under the Loan Documents, and that, to the best of such Person's knowledge, information and belief, Borrower has observed and performed each and every undertaking contained in the Loan Documents and is not at the time in default in the observance or performance of any of the terms and conditions thereof or, if Borrower will be so in default, specifying all of such defaults and events of which such Person may have knowledge;

                  (d) promptly upon receipt thereof, copies of all final reports and final management letters submitted to Borrower or any of the Borrower's Subsidiaries by independent accountants in connection with any annual or interim audit of the books of Borrower or such

                  Subsidiaries made by such accountants;

                  (e) any other statements, reports and other information as DFS may reasonably request concerning the financial condition or operations of Borrower and its properties.

                  9.1.11 Notice of Existence of Default. Borrower will, and will cause its Subsidiaries to, promptly notify DFS of: (a) the existence of any known condition or event, which constitutes a Default or an Unmatured Default and (b) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Borrower or for Borrower's benefit and used in the Business, or granted to any of its Subsidiaries or for any such Subsidiaries' benefit, by any governmental agency material to the Business.

                  9.1.12 Compliance with Laws. Borrower will, and will cause its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders.

                  9.1.13 Maintenance of Collateral. Borrower will maintain all material Collateral and every part thereof in good condition and repair. Borrower will not permit the value of the Collateral to be materially impaired. Borrower will defend the Collateral against all claims and legal proceedings by persons other than DFS. Borrower will not transfer the Collateral from the premises where now located (other than Inventory sold or rented in the ordinary course of business), or permit the Collateral to become a fixture or accession (unless so affixed on the Effective Date) to any goods which are not items of Collateral, without the prior written approval of DFS. Borrower will not permit the Collateral to be used in violation of any applicable law, regulations, or any policy of insurance. As to Collateral consisting of instruments and chattel paper, Borrower will preserve rights in it against prior parties.

                  9.1.14 Collateral Records and Statements. Borrower will keep such accurate and complete books and records pertaining to the Collateral in such detail and form as DFS reasonably requires, including, but not limited to: schedules of inventory; original orders; invoices; shipping documents; billing settlements and receivables; sold receivables; Inventory listing containing model, serial number (if available) and location. Other reporting will be available upon request by DFS. The statements will be in the form and will contain the information as is prescribed by DFS.

                  9.1.15 Inspection of Collateral. DFS and any third party appraiser selected by DFS may examine the Collateral at any time, and from time to time during normal business hours. DFS and any third party appraiser selected by DFS will have full access to, and the right to: (a) review, inspect and make abstracts and copies from Borrower's books and records pertaining to the Collateral, and (b) inspect and examine Inventory and check and test the same as to quality, quantity, Value and condition, wherever located, at any time during reasonable business hours, and from time to time. Borrower will assist DFS and any third party appraiser selected by DFS in so doing.


                  9.1.16 Acquisition of Stock or Assets; New Subsidiaries. Borrower will give DFS written notice at least thirty (30) days before Borrower:
(a) acquires all or substantially all the assets of, equity interest or stock in, another business, or (b) creates any Subsidiaries.

            9.2   Negative Covenants.
                  During the term of this Agreement and thereafter, for so long as any Obligations are outstanding and unpaid, Borrower covenants that unless otherwise consented to in writing by DFS, Borrower shall not perform or cause or permit to be performed the following acts:

                  9.2.1 Change of Name, Etc. Borrower will not change its name, or begin to trade under any assumed names or trade names without thirty (30) days prior written notice to DFS. Borrower will not change its manner of organization, enter into any mergers, consolidations, reorganizations or recapitalizations without DFS' prior written consent.

                  9.2.2 Sale or Transfer of Assets. Except in the ordinary course of business, or except as consented to in writing by DFS, Borrower will not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any substantial part of their assets. This provision will not apply to any sale if the proceeds of such sale pay the Obligations in full.

                  9.2.3 Encumbrance of Assets. Borrower will not mortgage, pledge, grant or permit to exist a security interest in or Lien upon any of the Collateral, now owned or hereafter acquired except for the Permitted Liens.

                  9.2.4 False Certificates or Documents. Borrower has not and will not furnish DFS with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                  9.2.5 Assignment. Borrower will not assign or attempt to assign the Loan Documents or any of its interests under the Loan Documents, except in favor of DFS.

                  9.2.6 Transactions with Affiliates. Borrower will not enter into any contracts, leases, sales or other transactions with any Affiliate on terms less favorable than could be obtained generally by Borrower from a non-Affiliate.

                  9.2.7 Loans by Borrower. Borrower will not make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses and trade credit extended in the ordinary course of Business.

                  9.2.8 Fiscal Year. Borrower will not change its fiscal year-end without sixty (60) days prior written notice to DFS.

                  9.2.9 This section has been deleted.

                  9.2.10 Adverse Transactions. Borrower will not enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations.

                  9.2.11 Guaranties. Borrower will not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person, except (1) by execution of a Collateralized Guaranty of the indebtedness owed by RDO Equipment Co. to DFS, and (2) by endorsement of instruments or items of payment for deposit or collection.

                  9.2.12 Bill-and-Hold Sales, Etc. Borrower will not make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  9.2.13 Margin Securities. Borrower will not own, purchase or acquire, or permit any Subsidiary to own, purchase or acquire, (or enter, or permit any Subsidiary to enter, into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, DFS shall have received an opinion of counsel satisfactory to DFS to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

                  9.2.14 Tax Consolidation. Borrower will not file or consent to the filing of any consolidated income tax return with any Person other than Parent Company.

                  9.2.15 Stock Redemption. Borrower will not redeem or purchase any of its outstanding capital stock, warrants in favor of anyone other than DFS, or stock options or convert or permit such stock, warrants or options to be converted into cash, nor has or shall Borrower guaranty to any of its shareholders any minimum stock price or valuation.

      10.   DEFAULT/REMEDIES

            10.1 Events of Default. Borrower will be in default under this Agreement if any of the following events occurs and is not cured or waived: (a) immediately for events under subsections (e), (h), (i), (j), (k), (l), (m), (n) or (o) below; (b) within two (2) business days after receiving written notice by DFS to borrower for events under subsections (d), (f), (q) or (s) below; or (c) within thirty (30) days after receiving written notice by DFS to borrower in all other cases (each, a "Default"):
            (a) Borrower breaches any terms, covenants, warranties or representations contained herein;
            (b) RDO Equipment Co., Inc. breaches any terms, covenants (including financial covenants), warranties or representations contained in any guaranty or other agreement between RDO Equipment Co., Inc. and DFS;
            (c) any representation, statement, report or certificate made or delivered by Borrower or RDO Equipment Co. to DFS is not accurate when made;
            (d) Borrower fails to pay any portion of Borrower's debts to DFS when due and payable hereunder or under any other agreement between DFS and Borrower;
            (e) Borrower abandons any Collateral;
            (f) Borrower or RDO Equipment Co. is or becomes in default of any material term or in any material amount of any material obligation owed to any third party;
            (g) a money judgment issues against Borrower or RDO Equipment Co.;
            (h) an attachment, sale or seizure issues or is executed against any assets of Borrower or against any assets of RDO Equipment Co.;
            (i) Borrower ceases existence as a corporation;
            (j) Borrower ceases or suspends business;
            (k) Borrower or RDO Equipment Co. makes a general assignment for the benefit of creditors;
            (l) Borrower or RDO Equipment Co. becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law;
            (m) any receiver is appointed for any of Borrower's or any of RDO Equipment Co.'s assets;
            (n) any guaranty of Borrower's debts to DFS is terminated;
            (o) Borrower or RDO Equipment Co. misrepresents Borrower's or RDO Equipment Co.'s individual or consolidated financial condition or organizational structure;
            (p) any of the Collateral becomes subject to any Lien, claim, encumbrance or security interest other than a Permitted Lien;
            (q) Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its Business; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term, or any part of the Collateral shall be taken through condemnation or the value thereof shall be impaired through condemnation;
            (r) RDO Equipment Co. shall cease to own and control, beneficially and of record, at least fifty-one percent (51%) of the issued and outstanding capital stock of Borrower;
            (s) there shall occur a material adverse change in the financial or other condition or business prospects of Borrower or RDO Equipment Co.; or
            (t) DFS determines in good faith that it is insecure with respect to any of the Collateral or the payment of any part of Borrower's Obligations.

            10.2 Remedies. In the event of a Default, and after the expiration of any applicable curing periods set forth in Section 10.1 above:

            (i) DFS may at any time at DFS' election, upon notice or demand to Borrower, do any one or more of the following: cease making further Loans and declare all or any of the Obligations immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Borrower.
            (ii) Borrower will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.
            (iii) Upon DFS' oral or written demand, Borrower will immediately deliver the Collateral to DFS, in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Borrower, take immediate possession of the Collateral together with all related documents.
            (iv) DFS may, upon notice, apply the Default Interest Rate.
            (v) DFS may, upon notice to Borrower and at any time or times hereafter enforce payment and collect, by legal proceedings or otherwise, Accounts which arose from Eligible Inventory ("DFS Pledged Accounts") in the name of Borrower or DFS; and take control of any cash or non-cash items of payment or proceeds of DFS Pledged Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to DFS Pledged Accounts. DFS may at its sole election and without demand enter, with or without process of law, any premises where Collateral might be and, without charge or liability to DFS therefor do one or more of the following: (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as DFS may deem convenient; (ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement of DFS' security interest in the Collateral or until DFS' removal of the Collateral and, (iii) remain on such premises and use the same, together with Borrower's materials, supplies, books and records, for the purpose of liquidating or collecting such Collateral and conducting and preparing for disposition of such Collateral.
            (vi) Upon the occurrence of a Default under Sections 10.1 (i), (k),
(l) or (m), all Obligations shall automatically be accelerated and due and payable and the Default Interest Rate shall automatically apply as of the date of the first occurrence of such Default, without any prior notice, demand or action of any type on the part of DFS.

            All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future Default.

      11.   SALE OF COLLATERAL

            Borrower agrees that if DFS conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Borrower agrees that the purchase of any Collateral by a vendor, as provided in any agreement between DFS and the vendor, if any, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Borrower further agrees that 7 or more business days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Borrower irrevocably waives any requirement that DFS retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If DFS disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

      12.   INDEMNIFICATIONS

            12.1  General Indemnity.
                  In addition to the payment of expenses and attorneys' fees, if applicable, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold DFS and the officers, directors, employees, agents, and affiliates of DFS and such holders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by DFS, DFS' agreement to make the Loans or any other payment hereunder, or the use or intended use of the proceeds of any of the Loans hereunder (the "Indemnified Liabilities"); provided, however, that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 12.1 shall survive satisfaction and payment of the Obligations and termination of this Agreement.


      13.   OTHER TERMS

            13.1  Amendment, Changes and Modification.
                  The Loan Documents may be amended, changed or modified only as may be agreed upon in writing by Borrower and DFS from time to time.

            13.2  Binding Effect.
                  The Loan Documents will be binding upon the parties, their successors and assigns, provided, however, that Borrower shall not assign or attempt to assign this Agreement, any other Loan Document or any of its interests under the Loan Documents, without the prior written consent of DFS.

            13.3  Broker Fee.
                  Neither party is obligated to pay any premium or other charge, brokerage fee or commission in connection with the agreements set forth herein.

Each party will indemnify the other and hold it harmless from any such claim arising out of such party's acts or those of its representatives.

            13.4  Entire Agreement.
                  The Loan Documents embody the entire agreement of the parties relating to the Credit Facility. There are no promises, terms, conditions, obligations or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations or agreements, verbal or written, between the parties relating to the Credit Facility.

            13.5  Headings.
                  The headings to the sections of this Agreement are included only for the convenience of the parties and will not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Agreement.

            13.6  Incorporation by Reference.
                  All other Loan Documents are incorporated herein by this reference and are made a part of this Agreement as if fully set forth herein. This Agreement, prior to such incorporation, controls in the event of any conflict with the terms of any other Loan Documents.

            13.7  Interpretation.
                  For the purpose of construing this Agreement, unless the context otherwise requires, words in the singular will be deemed to include words in the plural, and vice versa.

            13.8  Notices.
                  Any notice under the Loan Documents, will be in writing. Any notice to be given or document to be delivered under the Loan Documents will be deemed to have been duly given upon delivery, if delivered in person or by any expedited delivery service which provides proof of delivery, upon tested telex or facsimile transmission, or on the fifth Business Day after mailing, if mailed by certified mail, return receipt requested, postage prepaid mail, addressed to DFS or Borrower at the appropriate addresses. DFS will use reasonable efforts to deliver any notice DFS is required to give to Borrower; provided, however, that failure by DFS to actually give any such notice will not be deemed to be a waiver of any rights or remedies of DFS and will not give rise to any claims, defenses or damages by Borrower. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:


to DFS:           Deutsche Financial Services Corporation
                  1633 Des Peres Road, Suite 305
                  St. Louis, Missouri 63131
                  Attention:  Glen W. Clark
                  Facsimile No.:(314)821-0910

with a copy to:   Deutsche Financial Services Corporation
                  655 Maryville Centre Drive
                  St. Louis, MO 63141-5832
                  Attention:  General Counsel
                  Facsimile No.:(314) 523-3228

to Borrower:      RDO RENTAL CO.
                  681 Justin Drive
                  Cottonwood, AZ 86004
                  Attention: William R. Hutton
                  Facsimile No.:(520) 634-0184
with a copy to:   RDO EQUIPMENT CO.
                  P.O. Box 7160
                  Fargo, ND 58103
                  Attention: Allan F. Knoll
                  Facsimile No.:(701) 239-8750

            13.9  No Third Party Beneficiary Rights and Reliance.
                  No Person not a party to this Agreement will have any benefit under this Agreement nor have third-party beneficiary rights as a result of any of the Loan Documents, nor will any party be entitled to rely on any actions or inactions of DFS or its agents, all of which are done for the sole benefit and protection of DFS.

            13.10 Protection or Preservation of Collateral.
                  DFS will not have any contractual duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. DFS will not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral regardless of the cause.

            13.11 Relationship of the Parties.
                  Neither DFS on the one hand nor Borrower on the other hand will be deemed a partner, joint venturer or related entity of the other by reason of the Loan Documents.

            13.12 Reversal of Payments.
                  To the extent that Borrower makes a payment or payments to DFS, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Credit Facility will be revived and continue in full force and effect, as if such payment or proceeds had not been received by DFS.

            13.13 Severability.
                  If any provision of this Agreement (either generally, or as to a specific application to a set of facts) will be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement (either in its entirety, or as to or the application of such provision to any other set of facts), but this Agreement will be construed as if such invalid, illegal or unenforceable provision never had been included in this Agreement.

            13.14 Maximum Interest.
                  Borrower acknowledges that DFS intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and DFS shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this

Agreement so that the interest rate is uniform throughout such term.

            13.15 Waivers by DFS.
                  DFS may at any time or from time to time waive all or any rights under any of the Loan Documents, but any waiver or indulgence at any time or from time to time will not constitute, unless specifically so expressed by DFS in writing, a future waiver by DFS of performance by Borrower.

            13.16 Survival.
                  The grant of security interest herein to secure all Obligations, and all provisions relating to the Collateral will survive termination of this Agreement and will remain in full force and effect until all Obligations have been paid in full and this Agreement has been terminated. The Agreement to arbitrate all Disputes will survive termination of this Agreement.

            13.17 Participations; Assignments.
                  DFS may, without the consent of Borrower, grant participations in or assign, at any time and from time to time hereafter, its interest in this Agreement or any Loan Document, or of any portion thereof.

            13.18 Counterparts.
                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

            13.19 Information.
                  DFS may provide credit references to any third party or may provide other information that DFS may from time to time possess on Borrower to any manufacturer or seller of Inventory against which DFS has loaned monies, but DFS will not supply any financial information on Borrower to any third party. DFS may obtain from any vendor any credit, financial or other information on Borrower that any such vendor may from time to time possess.

            13.20 Release.
                  Borrower releases DFS from all claims and causes of action which Borrower may now or hereafter have for any loss or damage to it claimed to be caused by or arising from any act or omission to act on the part of DFS, its officers, agents or employees, except for willful misconduct or gross negligence.

            13.21 Miscellaneous.
                  Time is of the essence regarding Borrower's performance of its obligations to DFS notwithstanding any course of dealing or custom on DFS' part to grant extensions of time. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. DFS will have the right to refrain from or postpone enforcement of this Agreement or any other Loan Documents without prejudice and the failure to strictly enforce the Loan Documents will not be construed as having created a course of dealing between DFS and Borrower contrary to the specific terms of the Loan Documents or as having modified, released or waived the same. The express terms of this Agreement and the other Loan Documents will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Borrower fails to pay any taxes, fees or other obligations which may impair DFS' interest in the Collateral, or fails to keep the Collateral insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Borrower to DFS, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Borrower agrees to pay all of DFS' reasonable attorneys' fees and expenses incurred by DFS in enforcing DFS' rights hereunder.

            13.22 Waivers by Borrower.
                  Borrower irrevocably waives notice of: DFS' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Borrower and DFS irrevocably waive all rights to claim any punitive and/or exemplary damages. Borrower waives all rights of offset and counter claims Borrower may have against DFS. Borrower waives all notices of default and non-payment at maturity of any or all of the Accounts.

            13.23 NO ORAL AGREEMENTS.
                  ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU, (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. DFS may, from time to time, announce in writing to Borrower its policies and procedures regarding its administration of this facility including, without limit, DFS' fees and/or charges for transfers of funds to or from Borrower, including Electronic Transfers; any subsequent use by Borrower of this facility following any such announcement shall constitute Borrower's acceptance of such revised policies and procedures.

            13.24 Supplement.
                  If Borrower and DFS have heretofore executed other agreements in connection with all or any part of the Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Borrower and DFS, and in that event, this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement.

            13.25 Use of Counsel and Receipt of Agreement.
                  Borrower acknowledges that it has received a true and complete copy of this Agreement. Borrower acknowledges that it has (a) had representation of counsel during negotiation of this Agreement, and (b) read and understood this Agreement.

            13.26 Facsimiles, Etc.
                  Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of any statement, Statement of Transaction, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other Loan Documents, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

            13.27 Power of Attorney.
                  Borrower irrevocably appoints DFS (and any Person designated by it) as Borrower's true and lawful Attorney with full power to at any time, in the discretion of DFS only in the event of a Default, to: (a) endorse the name of Borrower upon any of the items of payment of proceeds of the Collateral and deposit the same in the account of DFS for application to the Obligations; (b) sign the name of Borrower on any document or instrument that DFS shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Agreement; (c) initiate and settle any insurance claim and endorse Borrower's name on any check, instrument or other item of payment; (d) endorse the name of Borrower upon financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; (e) supply omitted information and correct errors in any documents between DFS and Borrower; and (f) do anything to preserve and protect the Collateral and DFS' rights and interest


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

therein. In the event of a Default, Borrower irrevocably appoints DFS (and any Person designated by it) as Borrower's true and lawful Attorney with full power to at any time, in the discretion of DFS to: (i) demand payment, enforce payment and otherwise exercise all of Borrower's rights, and remedies with respect to the collection of any Accounts; (ii) settle, adjust, compromise, extend or renew any Accounts; (iii) settle, adjust or compromise any legal proceedings brought to collect any Accounts; (iv) sell or assign any Accounts upon such terms, for such amounts and at such time or times as DFS may deem advisable; (v) discharge and release any Accounts; (vi) prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor;
(vii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto; and (viii) take control in any manner of any item of payments or proceeds and for such purpose to notify the Postal Authorities to change the address for delivery of mail addressed to Borrower to such address as DFS may designate. This power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by DFS exercising such right, DFS shall not waive any right against Borrower until the Obligations are paid in full.

      14.   BINDING ARBITRATION.

            14.1  Arbitrable Claims.
                  Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Borrower; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer or director of a DFS Company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Borrower; and/or (d) any other relationship, transaction or dealing between DFS and Borrower (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

            14.2  Administrative Body.
                  All arbitration hereunder will be conducted by the American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in Cottonwood, Arizona or such other location as the parties agree.

            14.3  Discovery.
                  Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty (30) days after the filing


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

of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and
(d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

            14.4  Exemplary or Punitive Damages.
                  The Arbitrator(s) will not have the authority to award exemplary or punitive damages and each party hereby irrevocably waives any right to claim any exemplary or punitive damages.

            14.5  Confidentiality of Awards.
                  All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

            14.6  Prejudgment and Provisional Remedies.
                  Nothing herein will be construed to prevent DFS' or Borrower's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Borrower's right to compel arbitration of any Dispute.

            14.7  Attorneys' Fees.
                  If either Borrower or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 14.6) the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Borrower or DFS brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if Borrower sues DFS or institutes any arbitration claim or counterclaim against DFS in which DFS is the prevailing party, Borrower will pay all costs and expenses (including attorneys' fees) incurred by DFS in the course of defending such action or proceeding.

            14.8  Limitations.
                  Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

            14.9  Survival After Termination.
                  The agreement to arbitrate will survive the termination of this Agreement.

      15.   INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION.
            IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BORROWER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

      16.   GOVERNING LAW.
            Borrower acknowledges and agrees that this and all other agreements between Borrower and DFS have been substantially negotiated, and will be substantially performed, in the state of Arizona. Accordingly, Borrower agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

            IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement as of the Effective Date.

THIS AGREEMENT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS

ATTEST:                                  RDO RENTAL CO.

By:  /s/Allan F. Knoll                   By:  /s/William R. Hutton
     --------------------------------         ----------------------------------
Allan F. Knoll - Secretary               Print Name: William R. Hutton
                                         Title: President
                                                --------------------------------


                                         DEUTSCHE FINANCIAL SERVICES CORPORATION

                                         By:  /s/Glen W. Clark
                                              ----------------------------------
                                         Print Name: Glen W. Clark
                                         Title: Regional Vice President
                                                --------------------------------

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

      This First Amendment is made to that certain Loan and Security Agreement entered into on April 7, 1997 ("Agreement") by and between RDO Rental Co.("Borrower") and DEUTSCHE FINANCIAL SERVICES CORPORATION ("DFS").

      FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, Borrower and DFS agree to amend the Agreement as follows:

      1. The amount of the Total Credit Limit, as defined in the first sentence of Section 3.1 of the Agreement, Total Credit Facility, is hereby amended to read Forty Six Million Two Hundred Fifty Thousand Dollars ($46,250,000.00).

      2. The first sentence of Section 3.2(a) of the Agreement, Inventory Floorplan Loan Limit, is hereby deleted in ist entirety and restated to read as follows:

            Subject to the terms of this Agreement, DFS may provide Loans to Borrower for Floorplan Inventory and financing approvals for Floorplan Inventory in transit from the seller thereof (each advance being a "Floorplan Inventory Loan") up to an aggregate unpaid principal amount at any time not to exceed (i) the Total Credit Limit less (ii) outstanding Revolving Credit Loans ("Inventory Floorplan Loan Limit").

      3. The first sentence of Section 3.3(a) of the Agreement, Total Revolving Credit Limit, is hereby deleted in its entirety and restated to read as follows:

            Subject to the terms of this Agreement, DFS agrees, for so long as no Default exists, to provide to Borrower, and Borrower agrees to accept, financing (each advance being a "Revolving Credit Loan") on the Initial Advance, Eligible New Inventory and Eligible Used Inventory in the maximum aggregate unpaid principal amount at any time equal to the lesser of (i) the Borrowing Base and (ii) the Total Credit Limit less the aggregate amount of Inventory Floorplan Loans ("Total Revolving Credit Limit").

      4. All other terms as they appear in the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan and Security Agreement as of this 31st day of August, 1998.

RDO RENTAL CO.                           DEUTSCHE FINANCIAL SERVICES CORPORATION

By:  /s/Allan F. Knoll                   By:  /s/KC MacDonell
     --------------------------------         ----------------------------------
Title:  Secretary/CFO                    Title:  Vice President
        -----------------------------            -------------------------------


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